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                                                                    EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

    In connection with the Quarterly Report of First Virtual Communications, Inc. (the Company) on Form 10-Q for the period ending September 30, 2003, as filed with the Securities and Exchange Commission on or about the date hereof (the "Report"), I, Jonathan Morgan, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge, that:

    (1) the Report fully complies with the requirements of Section 13(a) and
Section 15(d) of the Securities Exchange Act of 1934, as amended; and

    (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the end of the period covered by the Report and results of operations of the Company for the period covered by the Report.

         Date: November 14, 2003                  /s/ Jonathan Morgan
                                           -------------------------------------
                                                    Jonathan Morgan
                                           President and Chief Executive Officer

    This certification shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934, or the Exchange Act, or otherwise subject to the liability of Section 18 of the Exchange Act. Such certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.